THE BEAR STEARNS COMPANIES INC.
                                            IncomeNotes(SM)
                       With Maturities of Nine Months or More from Date of Issue

Registration No. 333-109793
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 47
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)
Trade Date: November 8, 2004
Issue Date: November 12, 2004
The date of this Pricing Supplement is November 8, 2004

Fixed Rate Notes
-------------------------------------------------------------------------------------------------------------------------
                                                                                                              Interest
                                                  Maturity   Price to   Discounts &                            Payment
   CUSIP#               Interest Rate               Date       Public   Commissions  Reallowance    Dealer    Frequency
-------------------------------------------------------------------------------------------------------------------------
  07387EGL5                 3.75%                11/15/2009   100.00%      1.00%        0.350%      99.25%      Semi
-------------------------------------------------------------------------------------------------------------------------
  07387EGM3                 5.50%                11/15/2029   100.00%      2.50%        0.350%      98.00%      Semi
-------------------------------------------------------------------------------------------------------------------------

                                         Subject to Redemption
                                         ---------------------
--------------------------------------------------------------------------------------------------------------------------
                    First
                  Interest                                                                     Aggregate
First Interest     Payment   Survivor's                                                        Principal
 Payment Date      Amount      Option    Yes/No         Date and Terms of Redemption            Amount      Net Proceeds
--------------------------------------------------------------------------------------------------------------------------
   5/15/2005       $19.06        Yes       No                        N/A                       $1,293,000   $1,280,070
--------------------------------------------------------------------------------------------------------------------------
   5/15/2005       $27.96        Yes       Yes   Commencing on 11/15/2009 and on the 15th      $1,617,000   $1,576,575
                                                 of each month thereafter until Maturity,
                                                 the Notes may be called in whole at par at
                                                 the option of the Company on ten calendar
                                                 days notice.
--------------------------------------------------------------------------------------------------------------------------

                                                   ***

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.